                                                                     EXHIBIT 4.3


                       REVOLVING LIQUIDITY NOTE AGREEMENT


                 BANC OF AMERICA SECURITIES AUTO TRUST 2005-WF1
                                    as Issuer

                                       and

                      BANK OF AMERICA, NATIONAL ASSOCIATION
                                as Initial Holder



                            Dated as of July 7, 2005

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I             Definitions................................................................................1

ARTICLE II            Funding by Holder of REVOLVING LIQUIDITY NOTE..............................................1

         Section 2.1           General Funding Obligation........................................................1

         Section 2.2           Additional Funding Obligations....................................................2

         Section 2.3           Draw Mechanics....................................................................3

         Section 2.4           Repayment of Funded Draws.........................................................3

         Section 2.5           Assignment; Third Party Beneficiaries.............................................4

ARTICLE III           REVOLVING LIQUIDITY NOTE...................................................................5

         Section 3.1           Issuance of Revolving Liquidity Note..............................................5

         Section 3.2           Terms.............................................................................5

         Section 3.3           Transfer..........................................................................5

         Section 3.4           No Set-Off........................................................................6

ARTICLE IV            Miscellaneous Provisions...................................................................6

         Section 4.1           Fees and Expenses.................................................................6

         Section 4.2           Assignment by Issuer..............................................................6

         Section 4.3           Amendments to Agreement...........................................................6

         Section 4.4           Notices...........................................................................7

         Section 4.5           Holder's Nonpetition Covenant.....................................................7

         Section 4.6           No Proceedings....................................................................7

         Section 4.7           Severability......................................................................8

         Section 4.8           Termination.......................................................................8

         Section 4.9           Separate Counterparts.............................................................8

         Section 4.10          Headings..........................................................................8

         Section 4.11          Limitation on Liability...........................................................8

         Section 4.12          GOVERNING LAW.....................................................................8

         REVOLVING LIQUIDITY NOTE AGREEMENT (this "Agreement") dated as of July 7, 2005, by and between BANC OF AMERICA SECURITIES AUTO TRUST 2005-WF1, a Delaware statutory trust, as issuer (the "Issuer") of the revolving liquidity note (the "Revolving Liquidity Note") issued hereunder, and BANK OF AMERICA, NATIONAL ASSOCIATION, a Delaware corporation ("BANA"), as the initial holder of the Revolving Liquidity Note.

                              W I T N E S S E T H:

         WHEREAS the Issuer is issuing Class A-1 3.50545% Auto Loan Asset Backed Notes (the "Class A-1 Notes"), Class A-2 3.89% Auto Loan Asset Backed Notes (the "Class A-2 Notes"), Class A-3 3.99% Auto Loan Asset Backed Notes (the "Class A-3 Notes"), the Class A-4 4.08% Auto Loan Asset Backed Notes (the "Class A-4 Notes"; together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), Class B 4.30% Auto Loan Asset Backed Notes (the "Class B Notes"), Class C 4.49% Auto Loan Asset Backed Notes (the "Class C Notes"; and together with the Class A Notes and the Class B Notes, the "Notes") pursuant to the Indenture dated as of July 7, 2005 (as amended and supplemented from time to time, the "Indenture"), between the Issuer and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee");

         WHEREAS the Issuer desires to enter into a credit and liquidity enhancement arrangement that will provide funding for certain required payments of principal and interest on the Notes in the event that Available Funds and any amounts on deposit in the Reserve Account that are available to be paid in respect thereof to Noteholders on any Payment Date are insufficient to fund such payments;

         WHEREAS BANA is willing to provide such credit and liquidity enhancement on the terms described herein against delivery to it of the Revolving Liquidity Note evidencing the obligation of the Issuer to repay amounts so funded on the terms set forth herein and in the Revolving Liquidity Note;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in Appendix A to the Sale Agreement dated July 7, 2005 by and between BAS Securitization LLC, as Seller and the Issuer.

                                   ARTICLE II

                  Funding by Holder of REVOLVING LIQUIDITY NOTE

         Section 2.1 General Funding Obligation. Pursuant to Section 7.4 of the Indenture, on each Determination Date, the Indenture Trustee shall calculate the amount, if any, by which the amounts to be distributed in respect of interest on or principal of the Notes and payments of higher priority pursuant to Sections 8.4 and 5.4(b) of the Indenture exceed the amount of Available Funds that will be available to make such payments (such event a "Shortfall Draw Event") and will determine whether amounts on deposit in the Reserve Account, if any, that are available therefor will be sufficient to fund such payments on the related Payment Date. If, in accordance with the Indenture, the Indenture Trustee has determined that Available Funds and amounts on deposit in the Reserve Account that will be available to make such payments will be insufficient therefor, then the Indenture Trustee on behalf of the Issuer will have the right to request the holder of the Revolving Liquidity Note (the "Holder") to fund such shortfall (such request, or any request for funding described in Section 2.2 hereof, a "Draw"); provided that the Holder will not be obligated to fund any such shortfall to the extent that the aggregate of the amounts funded by it hereunder and not previously repaid equals or exceeds the Maximum Drawn Amount at such time (the parties hereto agreeing that interest accrued on the Revolving Liquidity Note as described herein will not be considered an amount funded by the Holder for purposes of such calculation). "Maximum Drawn Amount" means, at any time the greater of (a) the product of (i) 0.50% and (ii) the Pool Balance as of the Cut-Off Date minus the YSOC Amount on the Closing Date and (b) the product of (i) 1.25% and (ii) the Pool Balance as of the end of the related Collection Period minus the YSOC Amount for the related Payment Date. The "Undrawn Amount" of the Revolving Liquidity Note at any time is an amount equal to the Maximum Drawn Amount less an amount equal to the aggregate of all amounts funded pursuant to any previous Draw Requests (as defined in Section 2.3) that have not yet been repaid pursuant to Section 2.4 (the parties hereto agreeing that interest accrued on the Revolving Liquidity Note as described herein will not be considered an amount funded by the Holder for purposes of such calculation, and any amount paid in respect of such accrued interest will not be considered to increase the Undrawn Amount). The "Drawn Amount" of the Revolving Liquidity Note is an amount equal to the aggregate of all amounts funded pursuant to any previous Draw Requests that have not yet been paid (it being understood that interest accrued on the Revolving Liquidity Note will not be considered an amount funded by the Holder for the purposes of such calculation.

         Section 2.2 Additional Funding Obligations. If at any time prior to the Final Scheduled Payment Date either (i) the short-term unsecured debt rating of the Holder falls below P-1 by Moody's or A-1+ by Standard & Poor's (or in either case, such lower ratings as may be permitted by Moody's and S&P), (ii) the long-term unsecured debt rating of the Holder falls below A1 by Moody's or AA-by Standard & Poor's (or in either case, such lower ratings as may be permitted by Moody's and S&P) or (iii) the Holder fails to fund the amount specified in any Draw Request prepared and submitted to the Holder in accordance with Sections 2.1 and 2.3 of this Agreement, then the Indenture Trustee on behalf of the Issuer shall request that the entire Undrawn Amount of the Revolving Liquidity Note be funded; provided, however, that the Indenture Trustee shall not exercise its right to request that the entire Undrawn Amount of the Revolving Liquidity Note be funded for five Business Days following the occurrence of a downgrade event referred to in clause (i) or (ii) above, during which time the Holder shall have the right to remedy such downgrade event by assigning the Revolving Liquidity Note and this Agreement to a Permitted Assignee pursuant to Section 2.5 or Section 3.3. Upon such assignment, the downgrade event shall be deemed cured and therefore the Indenture Trustee shall no longer be permitted to request that the entire Undrawn Amount of the Revolving Liquidity Note be funded. To the extent the entire Undrawn Amount is fully funded pursuant to this

Section 2.2, the Undrawn Amount shall be reduced to zero and shall no longer be subject to draws.

         Section 2.3 Draw Mechanics. Not fewer than two Business Days prior to the relevant Payment Date, in the case of a Draw described in Section 2.1, and on any Business Day, in the case of a Draw described in Section 2.2, the Issuer, by action of the Indenture Trustee (following the assignment of this Agreement to the Indenture Trustee pursuant to Section 2.5 and until the Indenture terminates in accordance with its provisions), may deliver a written request (each such request, a "Draw Request") for funds in the amount of the shortfall described in Section 2.1 or the entire Undrawn Amount in the case of a Draw pursuant to Section 2.2. Any such Draw Request may be delivered by facsimile transmission and hard copy to: Bank of America, National Association, 888-969-9285, Attn: Vilma Tang, Re: Banc of America Securities Auto Trust 2005-WF1 Revolving Liquidity Note Draw Request. Not later than 2:00 p.m. on the Business Day following delivery of any Draw Request, the Holder will fund the indicated draw by wire transfer of immediately available funds to (i) in the case of a Draw described in Section 2.1, the Collection Account and (ii) in the case of a Draw described in Section 2.2, (x) if a Shortfall Draw Event exists, the Collection Account and (y) in all other circumstances, the Reserve Account.

         The Holder shall have no further obligation to fund draws on the Revolving Liquidity Note pursuant to Sections 2.1 or 2.2 of this Agreement or the Indenture after the Notes have been paid in full or redeemed pursuant to the Indenture.

         Section 2.4 Repayment of Funded Draws. Subject to the following sentences, the Issuer is obligated to repay all funded Draws together with interest accrued on the daily outstanding balance of all funded Draws from the date made until the date all funded Draws are repaid at the Effective Federal Funds Rate. The "Effective Federal Funds Rate" shall mean, for any day, the sum of (a) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Indenture Trustee from three Federal funds brokers of recognized standing selected by it plus (b) 0.50%. The parties hereto (and the assignees and third-party beneficiaries hereof, by accepting the assignment of this Agreement as contemplated in Section 2.5 hereof) agree that Draws will be repaid in part or in whole on any each succeeding Payment Date on which amounts are available therefor in accordance with the provisions of Section 8.4(x) or 5.4(b)(vi) of the Indenture, and interest accrued on the daily outstanding amount of funded Draws will be payable on and after the Payment Date on which all funded Draws are repaid and on which amounts are available therefore in accordance with the provisions of Section 8.4(xi) or 5.4(b)(vii) of the Indenture. Payments to the Holder in respect of funded Draws or accrued interest will be made by wire transfer of immediately available funds to the following account, or such other account designated by the Holder in writing:

         Bank of America, N.A.
         Dallas, Texas
         Account Name: Credit Services-West
         ABA #: 111 000 012
         Account #: 3750836479
         Ref: BASAT 05-WF1 RLN Draw Repayment
         Attn: Vilma Tang

         Notwithstanding the foregoing, if following liquidation of the Trust Estate pursuant to Section 5.4(b) of the Indenture the Issuer has insufficient funds to make required payments to the Holder of the Revolving Liquidity Note pursuant to Sections 8.4 and 5.4(b) of the Indenture, then all amounts due under the Revolving Liquidity Note will be deemed to have been paid in full and this Agreement shall terminate with no further payment owing from the Issuer.

         Section 2.5 Assignment; Third Party Beneficiaries. The parties hereto acknowledge and agree that:

                  (a) The right to receive amounts funded by the Holder under the Revolving Liquidity Note and all other rights of the Issuer under this Agreement will be assigned by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders, and that the Indenture Trustee, on behalf of the Noteholders, and such Noteholders, are intended to be third-party beneficiaries of this Agreement from and after such assignment and until the Indenture is terminated in accordance with its terms. In addition, the Holder expressly acknowledges that, pursuant to the Indenture, the Indenture Trustee will exercise its right to request funds hereunder in every circumstance when such request may be made in accordance with the terms of this Agreement.

                  (b) The obligation to fund such draws as and when requested by the Issuer or Indenture Trustee by BANA, as holder of the Revolving Liquidity Note under this Agreement may be assigned at any time by BANA to a Permitted Assignee, and that such Permitted Assignee is intended to be a third-party beneficiary of this Agreement from and after such assignment and until all amounts due under the Revolving Liquidity Note have been paid in full and this Agreement and the Indenture is terminated in accordance with its terms. "Permitted Assignee" means, an Affiliate of BANA, so long as such Affiliate has at the time of assignment: (i) a short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's (or in either case, such lower ratings as may be permitted by Moody's and S&P), and (ii) a long-term unsecured debt rating of A1 by Moody's and AA- by Standard & Poor's (or in either case, such lower ratings as may be permitted by Moody's and S&P).

                  (c) Nothing in this Agreement or in the Revolving Liquidity Note, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or the Revolving Liquidity Note, or any covenants, conditions or provisions contained herein or therein.

                                  ARTICLE III

                            REVOLVING LIQUIDITY NOTE

         Section 3.1 Issuance of Revolving Liquidity Note. On the date hereof, the Issuer will execute and deliver to the Holder, and the Owner Trustee will authenticate, a physical certificate evidencing the Revolving Liquidity Note, substantially in the form of Exhibit A hereto. Each Revolving Liquidity Note issued hereunder will evidence the repayment obligations of the Issuer set forth in Section 2.4 hereof and the funding obligations of the Holder thereof set forth in Section 2.1 and 2.2 hereof, and will be dated the date of its issuance.

         Section 3.2 Terms. Upon issuance, the initial Undrawn Amount of the Revolving Liquidity Note shall be $11,124,500. The Undrawn Amount will be reduced by the amount of each Draw funded by the Holder, and increased by amounts repaid to the Holder pursuant to Section 2.4 up to a maximum of the Maximum Drawn Amount, excluding interest paid on the Revolving Liquidity Note. Interest will accrue on the average daily outstanding Drawn Amount from and including the date of any Draw to but excluding the date on which the Drawn Amount is reduced to zero. Although the Revolving Liquidity Note is secured by the Trust Estate, all payments in respect of funded Draws and interest accrued thereon shall be fully subordinated to required payments to the Noteholders and to required deposits into the Reserve Account as set forth in the Indenture.

         Section 3.3 Transfer. Prior to the termination of the Indenture, the Holder may not transfer, assign or convey the Revolving Liquidity Note or this Agreement unless: (i) the purported transferee, assignee or recipient of such conveyance has executed a written agreement to be bound by all of the terms and provisions of this Agreement; (ii) such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; (iii) the Rating Agency Condition has been satisfied, and
(iv) the purported transferee, assignee or recipient of such conveyance is a "domestic corporation" within the meaning of Section 7701(a)(30)(C) of the Code that has not made the election under Section 1362(a)(1) of the Code to be treated as an S corporation; provided, however, that an assignment to a Permitted Assignee need not comply with the conditions set forth in clauses (ii) and (iii) above. The Revolving Liquidity Note may not be transferred, assigned or conveyed in part; any transfer, conveyance or assignment must be in respect of 100% of the Revolving Liquidity Note. The Issuer will maintain a register in which it will record the name and contact information for each Holder. No transfer, assignment or conveyance of the Revolving Liquidity Note will be effective prior to notice to the Issuer and the Indenture Trustee and recordation by the Issuer thereof in such register.

         No transfer will be effective unless the Indenture Trustee has received a certification from the transferee to the effect that such transferee is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such employee benefit plan is subject to the provisions of Title I of ERISA (including, without limitation, government and foreign plans), (b) a "plan" described in
Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or other plan's investment in such entity (including, without limitation, group trusts, bank collective investment trusts, insurance company separate accounts and certain insurance company general accounts) (each, a "Benefit Plan Investor").

         Section 3.4 No Set-Off. Without affecting the provisions of this Agreement requiring the calculation of payment amounts, all payments under this Agreement will be made without set-off or counterclaim, and the parties hereto waive any right of set-off or counterclaim that any such party may have at law or equity.

                                   ARTICLE IV

                            Miscellaneous Provisions

         Section 4.1 Fees and Expenses. On the Closing Date, BANA shall receive a commitment fee in the amount of $557,000 as consideration for serving as the initial holder of the Revolving Liquidity Note.

         Section 4.2 Assignment by Issuer. The Holder hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer to and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         Section 4.3 Amendments to Agreement. (a) Any term or provision of this Agreement may be amended by the Issuer and the Holder with prior notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder, or the Owner Trustee; provided that such amendment shall not, as evidenced by an Officer's Certificate of the Depositor delivered to the Indenture Trustee and the Owner Trustee materially and adversely affect the interests of the Noteholders, the Indenture Trustee or the Owner Trustee; provided, further, that any amendment entered into pursuant to this Section 4.3(a) shall not significantly change the permitted activities of the Issuer and the Holder.

                  (b) Any term or provision of this Agreement may be amended by the Issuer and the Holder with prior notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder, the Owner Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Issuer, the Holder or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, provided that such amendment does not, as evidenced by an Officer's Certificate of the Depositor delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of Noteholders; provided, further that the Rating Agency Condition with respect to Standard & Poor's shall have been satisfied; provided, further that any amendment entered into pursuant to this
         Section 4.3(b) shall not significantly change the permitted activities of the Issuer and the Holder.

                  (c) This Agreement may also be amended from time to time by the Issuer and the Holder with prior notice to each Rating Agency and with the consent of the Holders of a majority of the Note Balance of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

                  (d) Prior to the execution of any amendment to this Agreement, the Issuer or the Holder shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Issuer or the Holder shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

                  (e) Prior to the execution of any amendment to this Agreement, the Holder shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Holder may, but shall not be obligated to, enter into any such amendment which adversely affects the Holder's own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would adversely affect the Holder's rights, privileges, indemnities, duties or obligations under this Agreement or otherwise without the prior written consent of the Holder.

         Section 4.4 Notices. All demands, notices, communications and instructions upon or to the Issuer, the initial Holder, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt if addressed in each case as specified on Schedule II to the Sale Agreement; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 4.5 Holder's Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Holder will not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or Seller, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or Seller or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Issuer or Seller.

         Section 4.6 No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Holder's knowledge, threatened, against or affecting the
Holder: (i) asserting the invalidity of this Agreement or the Revolving Liquidity Note, (ii) seeking to prevent the issuance of the Revolving Liquidity Note or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Holder of its obligations under, or the validity or enforceability of, this Agreement, or (iv) relating to the Holder and which might adversely affect the federal income tax attributes of the Issuer or the Revolving Liquidity Note.

         Section 4.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 4.8 Termination. This Agreement shall terminate upon the termination of the Trust Agreement pursuant to Article IX of the Trust Agreement.

         Section 4.9 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 4.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 4.11 Limitation on Liability. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee on behalf of the Issuer. In no event shall Wilmington Trust Company in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered by the Holder, or prepared by the Holder for delivery by the Owner Trustee on behalf of the Issuer, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         Section 4.12 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Issuer and the initial Holder have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       BANC OF AMERICA SECURITIES AUTO
                                       TRUST 2005-WF1, as Issuer

                                       By: WILMINGTON TRUST COMPANY, not in its
                                           individual capacity but solely in its
                                           capacity as Owner Trustee


                                       By: /s/ JANEL R. HAVRILLA
                                           Name: Janel R. Havrilla
                                           Title: Financial Services Officer



                                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                                       as Holder

                                       By: /s/ DANIEL B. GOODWIN
                                           Name: Daniel B. Goodwin
                                           Title:  Managing Director




                                              Revolving Liquidity Note Agreement

                                    EXHIBIT A

                        FORM OF REVOLVING LIQUIDITY NOTE

         THIS REVOLVING LIQUIDITY NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION IN RELIANCE ON EXEMPTIONS PROVIDED BY THE 1933 ACT AND SUCH STATE OR FOREIGN SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS REVOLVING LIQUIDITY NOTE SHALL BE MADE EXCEPT IN COMPLIANCE WITH SECTION 3.3 OF THE REVOLVING LIQUIDITY NOTE AGREEMENT AND EITHER (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR (ii) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

         THE PRINCIPAL OF THIS REVOLVING LIQUIDITY NOTE IS PAYABLE SOLELY FROM FUNDS AVAILABLE THEREFOR PURSUANT TO SECTIONS 8.4 AND 5.4(B) OF THE INDENTURE REFERRED TO HEREIN. THE HOLDER HEREOF IS REQUIRED TO FUND CERTAIN DRAWS REQUESTED BY THE ISSUER HEREOF (OR BY CERTAIN OTHER PERSONS REFERRED TO HEREIN) UP TO A MAXIMUM PRINCIPAL AMOUNT OUTSTANDING AT ANY TIME OF THE MAXIMUM DRAWN AMOUNT AT SUCH TIME. THE OUTSTANDING PRINCIPAL AMOUNT OF THIS REVOLVING LIQUIDITY NOTE AT ANY TIME MAY BE LESS THAN SUCH MAXIMUM AMOUNT. ADDITIONALLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS REVOLVING LIQUIDITY NOTE AT ANY TIME MAY BE GREATER THEN THE MAXIMUM DRAWN AMOUNT AT SUCH TIME; PROVIDED THAT THE OUTSTANDING PRINCIPAL AMOUNT OF THIS REVOLVING LIQUIDITY NOTE AT ANY TIME MAY NOT EXCEED $11,124,500. REPAYMENT OF THE OUTSTANDING PRINCIPAL AMOUNT OF THIS REVOLVING LIQUIDITY NOTE, AND OF INTEREST ACCRUED HEREON, IS SUBJECT TO THE AVAILABILITY OF FUNDS FOR SUCH PURPOSE AS SET FORTH IN SECTIONS 8.4 AND 5.4(B) OF THE INDENTURE REFERRED TO HEREIN, AND IS FULLY SUBORDINATED TO THE PAYMENT OF INTEREST ON AND PRINCIPAL OF CERTAIN OTHER SECURITIES ISSUED BY THE ISSUER HEREOF AND TO THE DEPOSIT INTO THE RESERVE ACCOUNT REFERRED TO HEREIN OF AMOUNTS REQUIRED TO BE DEPOSITED THEREIN.

         THIS REVOLVING LIQUIDITY NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY, BANK OF AMERICA, NATIONAL ASSOCIATION, BAS SECURITIZATION LLC, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

         THIS REVOLVING LIQUIDITY NOTE, OR A BENEFICIAL INTEREST HEREIN, MAY NOT BE TRANSFERRED UNLESS THE INDENTURE TRUSTEE HAS RECEIVED (I) A CERTIFICATE FROM THE TRANSFEREE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED



                                   Exhibit A-1

("ERISA"), WHETHER OR NOT SUCH EMPLOYEE BENEFIT PLAN IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA (INCLUDING, WITHOUT LIMITATION, GOVERNMENT AND FOREIGN PLANS), (B) A "PLAN" DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN'S OR OTHER PLAN'S INVESTMENT IN SUCH ENTITY (INCLUDING, WITHOUT LIMITATION, GROUP TRUSTS, BANK COLLECTIVE INVESTMENT TRUSTS, INSURANCE COMPANY SEPARATE ACCOUNTS AND CERTAIN INSURANCE COMPANY GENERAL ACCOUNTS) (EACH, A "BENEFIT PLAN INVESTOR") AND (II) A CERTIFICATE TO THE EFFECT THAT IF THE TRANSFEREE IS A PARTNERSHIP, GRANTOR TRUST OR S CORPORATION FOR FEDERAL INCOME TAX PURPOSES (A "FLOW-THROUGH ENTITY"), ANY REVOLVING LIQUIDITY NOTES OWNED BY SUCH FLOW-THROUGH ENTITY WILL REPRESENT LESS THAN 50% OF THE VALUE OF ALL THE ASSETS OWNED BY SUCH FLOW-THROUGH ENTITY AND NO SPECIAL ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION OR CREDIT FROM SUCH REVOLVING LIQUIDITY NOTES WILL BE MADE AMONG THE BENEFICIAL OWNERS OF SUCH FLOW-THROUGH ENTITY.

         IN ADDITION, NO RESALE OR OTHER TRANSFER OF THIS REVOLVING LIQUIDITY NOTE OR ANY INTEREST THEREIN SHALL BE PERMITTED UNLESS IMMEDIATELY AFTER GIVING EFFECT TO SUCH RESALE OR OTHER TRANSFER, THERE WOULD BE FEWER THAN 100 REVOLVING LIQUIDITY NOTEHOLDERS.

                 BANC OF AMERICA SECURITIES AUTO TRUST 2005-WF1
                            REVOLVING LIQUIDITY NOTE

                        Representing a Maximum Amount of
                         Funded Draws outstanding at any
                         time not to exceed $11,124,500

         This certifies that BANK OF AMERICA, NATIONAL ASSOCIATION (the "Holder") is the registered owner of this Revolving Liquidity Note representing the right to receive the payment of certain Draws funded as described in the Revolving Liquidity Note Agreement (the "Revolving Liquidity Note Agreement") dated as of July 7, 2005, between Banc of America Securities Auto Trust 2005-WF1, as issuer (the "Issuer") and Bank of America, National Association, as initial holder hereof. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Revolving Liquidity Note Agreement and in Appendix A to the Sale Agreement dated as of July 7, 2005, between the Issuer and BAS Securitization LLC, as seller (the "Sale Agreement").

         This Revolving Liquidity Note represents a 100% undivided interest in the right of the Holder to receive repayment in full of the aggregate amount of funded Draws and interest accrued thereon as and to the extent such amounts are payable in accordance with the Revolving Liquidity Note Agreement. All of the provisions of the Revolving Liquidity Note Agreement and the Indenture are incorporated by reference and comprise integral parts of this Revolving Liquidity Note. The following summary of certain provisions thereof is not and does not purport



                                  Exhibit A-2
to be complete. By its acceptance hereof, the holder of this Revolving Liquidity Note (the "Holder") assents to and is bound by the terms, provisions and conditions of the Revolving Liquidity Note Agreement, including the provisions thereof (i) setting forth the obligation of the Holder of this Revolving Liquidity Note to fund Draws as and when properly requested pursuant to Article II thereof, (ii) specifying that this Revolving Liquidity Note is secured only by certain assets of the Issuer and is payable only from certain collections in respect thereof that are available for such purpose in accordance with the priority of payments set forth in Sections 8.4 and 5.4(b) of the Indenture, and
(iii) specifying that all payments in respect of funded Draws and interest accrued thereon shall be fully subordinated to required payments to the holders of certain other securities issued by the Issuer and to required deposits into a specified Reserve Account established for the benefit of the holders of such other securities in accordance with the Indenture.

         "Maximum Drawn Amount" means, at any time, the greater of (a) the product of (i) 0.50% and (ii) the Pool Balance as of the Cut-Off Date minus the YSOC Amount on the Closing Date and (b) the product of (i) 1.25% and (ii) the Pool Balance as of the end of the related Collection Period minus the YSOC Amount for the related Payment Date. The "Undrawn Amount" of the Revolving Liquidity Note at any time is an amount equal to the Maximum Drawn Amount at such time less an amount equal to the aggregate of all amounts funded pursuant to any previous Draw Requests that have not yet been repaid pursuant to Section
2.4 of the Revolving Liquidity Note Agreement, and increased by amounts repaid to the Holder pursuant to Section 2.4 of the Revolving Liquidity Note Agreement (interest accrued on the Revolving Liquidity Note not being considered an amount funded by the Holder for purposes of such calculation, and any amount paid in respect of such accrued interest will not be considered to increase the Undrawn Amount). To the extent the entire Undrawn Amount is fully funded pursuant to
Section 2.2 of the Revolving Liquidity Note Agreement, the Undrawn Amount shall be reduced to zero and shall no longer be subject to draws. The "Drawn Amount" of the Revolving Liquidity Note is an amount equal to the aggregate of all amounts funded pursuant to any previous Draw Requests that have not yet been paid (it being understood that interest accrued on the Revolving Liquidity Note will not be considered an amount funded by the Holder for the purposes of such calculation. Interest will accrue on the average daily outstanding Drawn Amount from and including the date of any Draw to but excluding the date on which the Drawn Amount is reduced to zero at the Effective Federal Funds Rate.

         Subject to the more detailed provisions concerning payments to be made to the Holder of the Revolving Liquidity Note set forth in the Revolving Liquidity Note Agreement and the Indenture, generally, repayment of Draws previously funded by the (or a) Holder of the Revolving Liquidity Note, and interest accrued thereon as described below, will be made on the 18th day of each calendar month, or if such day is not a Business Day, then on the next succeeding Business Day, to the extent funds are available therefor. Notwithstanding the foregoing, if following liquidation of the Trust Estate pursuant to Section 5.4(b) of the Indenture the Issuer has insufficient funds to make required payments to the Holder of the Revolving Liquidity Note pursuant to Sections 8.4 and 5.4(b) of the Indenture, then all amounts due under the Revolving Liquidity Note will be deemed to have been paid in full and this Agreement shall terminate with no further payment owing from the Issuer.



                                  Exhibit A-3

         Any term or provision of this Agreement may be amended pursuant to
Section 4.3 of the Revolving Liquidity Note Agreement by the Issuer and the Holder with prior notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder, or the Owner Trustee; provided that such amendment shall not, as evidenced by an Officer's Certificate of the Seller delivered to the Indenture Trustee and the Owner Trustee materially and adversely affect the interests of the Noteholders, the Indenture Trustee or the Owner Trustee or to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Issuer, the Holder or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that any such amendment shall not significantly change the permitted activities of the Issuer or the Holder and the Rating Agency Condition shall have been satisfied only with respect to Standard & Poor's. This Agreement may also be amended from time to time by the Issuer and the Holder with prior notice to each Rating Agency and with the consent of the Holders of a majority of the Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

         Prior to the termination of the Indenture, the Holder may not transfer, assign or convey this Revolving Liquidity Note or the Revolving Liquidity Note Agreement unless: (i) the purported transferee, assignee or recipient of such conveyance has executed a written agreement to be bound by all of the terms and provisions of the Revolving Liquidity Note Agreement; (ii) such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; and (iii) the Rating Agency Condition has been satisfied; provided, however, that an assignment to a Permitted Assignee need not comply with the conditions set forth in clauses (ii) and (iii) above. The Revolving Liquidity Note may not be transferred, assigned or conveyed in part; any transfer, conveyance or assignment must be in respect of 100% of this Revolving Liquidity Note. The Issuer will maintain a register in which it will record the name and contact information for each Holder. No transfer, assignment or conveyance of this Revolving Liquidity Note will be effective prior to notice to the Issuer and the Indenture Trustee and recordation by the Issuer thereof in such register.

         No recourse may be taken, directly or indirectly, with respect to the obligations of the Holder of this Revolving Liquidity Note under the Revolving Liquidity Note Agreement or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Certificateholder or other owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any Certificateholder or other owner of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being



                                  Exhibit A-4
understood that the Indenture Trustee and the Owner Trustee, in their capacities as such, have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         By its acceptance of this Revolving Liquidity Note, the Holder agrees that it will not, prior to the date which is one year and one day after the termination of the Revolving Liquidity Note Agreement with respect to the Issuer or Seller, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or Seller or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Issuer or Seller.

         THIS REVOLVING LIQUIDITY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.



                                  Exhibit A-5

         IN WITNESS WHEREOF, the Issuer has caused this Revolving Liquidity Note to be duly executed.

                                    BANC OF AMERICA SECURITIES AUTO
                                    TRUST 2005-WF1, as Issuer

                                    By: WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely in its
                                        capacity as Owner Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:
Dated:  July 7, 2005



                                  Exhibit A-6

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the Revolving Liquidity Note designated above and referred to in the within-mentioned Revolving Liquidity Note Agreement.

                                            WILMINGTON TRUST COMPANY, not in its
                                            individual capacity but solely as
                                            Owner Trustee



                                            By:
                                               ---------------------------------
                                               Authorized Signer



Date:  July 7, 2005



                                  Exhibit A-7

                                    EXHIBIT B

                  FORM OF REVOLVING LIQUIDITY NOTE DRAW REQUEST

                 Banc of America Securities Auto Trust 2005-WF1
                    c/o Bank of America, National Association
                               9 West 57th Street
                            New York, New York 10019

Bank of America, National Association
9 West 57th Street
New York, New York 10019
Attn:
Facsimile:

         Re: Banc of America Securities Auto Trust 2005-WF1 Revolving Liquidity
             Note Draw Request

Ladies and Gentlemen:

         This notice confirms the Issuer's request for a draw on the Revolving Liquidity Note pursuant to Section [2.1] [2.2] of the Revolving Liquidity Note Agreement in the principal amount of $_________. Please advance the requested drawn amount as set forth in Section 2.3 of the Revolving Liquidity Note Agreement.

         Please acknowledge receipt of this notice by executing below and returning to the above-listed address.

                                         Very truly yours,

                                         [Indenture Trustee]


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

ACKNOWLEDGED:

Bank of America, National Association

By:
   ----------------------------------
   Name:
   Title:


                                   Exhibit B-1